                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the CCAir Incorporated and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

         In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 9th day of February, 2000

                               PAR INVESTMENT PARTNERS, L.P.
                               By: PAR GROUP, L.P.
                                        its general partner
                               By:      PAR CAPITAL MANAGEMENT, INC.
                                        its general partner
                               By:      /s/ Frederick S. Downs, Jr.
                                        ---------------------------------------
                                        Frederick S. Downs, Jr., Vice President


                               PAR GROUP, L.P.
                               By:      PAR CAPITAL MANAGEMENT, INC.,
                                        its general partner

                               By:      /s/ Frederick S. Downs, Jr.
                                        ---------------------------------------
                                        Frederick S. Downs, Jr., Vice President


                               PAR CAPITAL MANAGEMENT, INC.

                               By:      /s/ Frederick S. Downs, Jr.
                                        ---------------------------------------
                                        Frederick S. Downs, Jr., Vice President


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